POWER OF ATTORNEY

Know all by those presents that the undersigned hereby constitutes and appoints each of Christine K. Son and Michelle Long-Yee Tang, signing singly, the undersigned's true and lawful attorney‑in‑fact to:

(1) serve as an Account Administrator for the undersigned’s account in the U.S. Securities and Exchange Commission’s (the “SEC”) enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”);

(2) prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Dine Brands Global, Inc. (the “Corporation”), Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney‑in‑fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney‑in‑fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney‑in‑fact may approve in such attorney‑in‑fact's discretion.

The undersigned hereby grants to each such attorney‑in‑fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney‑in‑fact, or such attorney‑in‑fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys‑in‑fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys‑in‑fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January 31, 2026.

X _/s/ Enrique Silva______________________________

Name: Enrique Silva

STATE OF

COUNTY OF

On this _____31st____ day of _January______, _2026___, __Enrique Silva__________ personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/Jami Dogood
Notary Public

04/26/2026
My Commission Expires: